UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2010

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2010, Accuride Corporation (the “Company”) filed a Current Report on Form 8-K (Acc. No. 0001104659-10-012183) under Item 5.02 disclosing, among other things, that Michael J. Bevacqua, Keith E. Busse, Benjamin C. Duster, I.V., Robert J. Kelly, Stephen S. Ledoux and John W. Risner were appointed to the Board of Directors of the Company (the “Board”), effective February 26, 2010.  At the time of that filing, the Board had not yet determined the members of the Audit Committee, the Compensation and Human Resources Committee or the Nominating and Corporate Governance Committee.

The Company is filing this Current Report on Form 8-K/A to disclose that, on March 5, 2010, the Board made the following committee appointments:

•                  Messrs. Busse, Ledoux and Risner will serve on the Audit Committee. Mr. Risner will serve as the Chairman of the Audit Committee.

•                  Messrs. Bevacqua, Busse, Duster and Kelly will serve on the Compensation and Human Resources Committee.   Mr. Duster will serve as the Chairman of the Compensation and Human Resources Committee.

•                  Messrs. Duster, Kelly and Ledoux will serve on the Nominating and Corporate Governance Committee.  Mr. Kelly will serve as the Chairman of the Nominating and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
Date:	March 5, 2010	/s/ Stephen A. Martin.
Stephen A. Martin
Vice President / General Counsel